charset=windows-1252"> Contact: Ann Ryan

OLD NATIONAL BANCORP

NYSE Symbol: ONB
www.oldnational.com

NEWS RELEASE
October 3, 2005

Old National Bancorp Sells Investment Consulting Firm

Contacts:
Financial Community: Lynell J. Walton - (812) 464-1366 Vice President - Investor Relations	Media: Kathy Schoettlin - (812) 465-7269 Asst. Vice President - Public Relations

Old National Bancorp (NYSE: ONB) announced today that it officially sold Fund Evaluation Group, LLC (FEG) to the FEG management team on Friday, September 30, 2005.

FEG is a Cincinnati, Ohio based investment-consulting firm, which specializes in portfolio construction, investment manager research and performance reporting.

With $8.7 billion in assets, Old National Bancorp is the largest financial services holding company headquartered in Indiana and ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued relationships with clients in its primary footprint of Indiana, Illinois and Kentucky. Focused on exceeding client expectations, the Old National team of financial professionals provides a broad range of services including retail and commercial banking, wealth management, insurance, and brokerage. For more information, please visit the company's website at www.oldnational.com.

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